EXHIBIT 12.1



                       RATIO OF EARNINGS TO FIXED CHARGES
                       ----------------------------------


         The ratio of earnings to fixed charges for the nine months ended April 30, 1998 is: 3.0

         For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest and preferred stock dividends) to income before extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, preferred stock dividend requirements, the interest component of rental expense, if any, and amortization of debt discounts and issue costs, whether expensed or capitalized.




                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                -------------------------------------------------
                        NINE MONTHS ENDED APRIL 30, 1998
                        --------------------------------
                          (DOLLAR AMOUNTS IN THOUSANDS)
                          -----------------------------


EARNINGS:

   Net income                                        $66,961
   Interest expense (including amortization of
   debt discount and issuing costs)                   26,967
   Capitalized interest                                  ---
   Other adjustments                                     456
                                                     -------
                                                     $94,384
                                                     =======
FIXED CHARGES:

   Interest expense (including amortization of
   debt discount and issuing costs)                  $26,967
   Capitalized interest                                  ---
   Preferred stock dividends                           4,388
   Other adjustments                                     277
                                                     -------
                                                     $31,632
                                                     =======
RATIO OF EARNINGS TO FIXED CHARGES                   3.0


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